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                                                                    EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-51772 and Form S-8 Nos. 333-82221, 333-19915, 333-19917,
333-59910 and 333-104820) of Transkaryotic Therapies, Inc. and in the related Prospectuses of our report dated April 29, 2005, with respect to Transkaryotic Therapies, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Transkaryotic Therapies, Inc., included in this Form 10-K/A.

                                              /s/ Ernst & Young LLP

Boston, Massachusetts
April 29, 2005